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THE CONVERTIBLE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND THIS CONVERTIBLE NOTE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.


                             Constellation 3D, Inc.

                                Convertible Note
                               Due August 28, 2001

$1,000,000                                                       August 28, 2000

FOR VALUE RECEIVED, the undersigned, Constellation 3D, Inc., a corporation organized and existing under the laws of the State of Florida (herein called the "Company"), hereby promises to pay to Constellation 3D Technology Ltd., a company organized under the laws of British Virgin Islands, or registered assigns (the "Investor"), the principal sum of ONE MILLION DOLLARS ($1,000,000) (such sum, together with interest capitalized pursuant to the following sentence, the "Principal") on August 28, 2001. Interest on the unpaid Principal balance at the rate of THREE-MONTH LIBOR plus 3% shall be added in arrears to the Principal. Interest hereunder shall be payable in semi-annual installments on February 28, 2001, and August 28, 2001 together with all outstanding Principal, unless this Note is converted before such date as provided in that certain Loan Agreement, dated as of August 22, 2000 (the "Agreement") by and between the Company and the Investor.

Payments of both Principal and interest are to be made at the address shown on the Company's registry or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty on the terms and conditions set forth in Section 1
(d) of the Agreement.

This Convertible Note is issued pursuant to the Agreement by and between the Company and the Investor and is entitled to the benefits of the Agreement.

This Convertible Note is a registered Convertible Note and upon surrender of this Convertible Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Convertible Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Convertible Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.


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The Company agrees to pay, and save the holder hereof harmless against any liability for, any expenses, including reasonable attorney's fees, arising in connection with the enforcement by the holder hereof of any of its rights under this Convertible Note or the Agreement.

Payment of the Principal, premium (if any) and interest in respect of this Convertible Note are subordinate, to all principal of and interest on "Senior Debt."

"Senior Debt" shall mean all obligations (whether now outstanding or hereafter incurred) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise in respect of the principal, premium (if any), and unpaid interest on and all other amounts due with respect to Indebtedness incurred by the Company so long as such Indebtedness is not subordinated to any other Indebtedness of the Company and the terms of which do not restrict this Company's ability to pay any and all amounts due under this Convertible Note. The following shall not constitute Senior Debt: (a) Indebtedness evidenced by this Convertible Note or any extension or refunding thereof, (b) Indebtedness which is expressly made equal in right of payment with this Convertible Note or subordinate and subject in right of Payment to this Convertible Note or (c) Indebtedness which purports to be senior to subordinated debt, including this Convertible Note, but subordinate to the Indebtedness described in the first sentence of this paragraph.

This Convertible Note is convertible into shares of Common Stock in the terms and conditions set forth in Section 1 (e) of the Agreement.

This Convertible Note is intended to be performed in the state of New York, and shall be construed and enforced in accordance with the law of such State, without giving effect to the conflicts or choice of law principles of such State.


Constellation 3D, Inc.


By:      /s/ Eugene Levich
         ---------------------------------------
         Eugene Levich
         President and Chief Executive Officer